UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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TECOGEN INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TECOGEN INC.
45 First Avenue
Waltham, MA 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held Wednesday, June 6, 2018

TO THE STOCKHOLDERS OF TECOGEN INC.:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders of Tecogen Inc., a Delaware corporation, or the Company, will be held at the Company offices located at 45 First Avenue, Waltham, Massachusetts, 02451, on Wednesday, June 6, 2018, at 1:00 p.m., local time, for the following purposes, as described in our Proxy Statement:

1.	To elect six directors to the Board of Directors of the Company to hold office for one year until the 2019 annual meeting or until their successors are duly elected and qualified.

2.	To ratify the appointment of Wolf & Company, P.C. as the Company's independent registered public accounting firm.

3.	To transact any other business which may properly be brought before the Annual Meeting or any adjournment or postponement thereof.
All stockholders are cordially invited to attend the Annual Meeting of Stockholders, or the Annual Meeting.  Attached to this notice is a Proxy Statement relating to the proposals to be considered at the Annual Meeting. The Board of Directors has fixed the close of business on April 20, 2018 (5:00 p.m., U.S. Eastern Time) as the record date, or the Record Date, for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. A complete list of these stockholders will be open for the examination of any stockholder of record during ordinary business hours at the Company's principal executive offices located at 45 First Avenue, Waltham, Massachusetts, 02451 for a period of ten days prior to the Annual Meeting.  The list will also be available for the examination of any stockholder present at the Annual Meeting.
If you are a holder of record and plan to attend the Annual Meeting in person, please bring photo identification. If your shares are held in the name of a broker, bank or other nominee, please bring with you photo identification and a letter from the broker or other nominee confirming your ownership as of the Record Date. If you wish to vote your shares at the Annual Meeting, the broker, bank or other nominee must provide you with a proxy or power of attorney.
Your vote is important.  Your prompt response will also help reduce proxy costs and will help you avoid receiving follow-up telephone calls or mailings.  Please vote as soon as possible.  The Company will be mailing the proxy materials to stockholders on on before April 30, 2018. The proxy materials will also be available to you and other stockholders on the Internet.
Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy and return it promptly in the envelope provided.

By Order of the Board of Directors,
/s/ Bonnie J. Brown
Bonnie Brown
Chief Accounting Officer
Waltham, Massachusetts
April 20, 2018

TECOGEN INC.
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To be held June 6, 2018
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
WHY DID YOU FURNISH ME WITH THIS PROXY STATEMENT?
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tecogen Inc., a Delaware corporation, or the Company, for the Annual Meeting of Stockholders, or the Annual Meeting, to be held June 6, 2018 at 1:00 p.m., local time, and at any adjournments or postponements of the Annual Meeting. This Proxy Statement summarizes the information you need to make an informed vote on the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply access your proxy card and vote via the Internet, at www.proxyvote.com or by telephone at 1-800-690-6903.
WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?
The following proposals will be addressed at the Annual Meeting:

1.	The election of six directors to the Board of Directors of the Company each to hold office for one year or until their successors are duly elected and qualified, each as identified below;

2.	The ratification of the appointment of Wolf & Company, P.C. as the Company's independent registered public accounting firm; and

3.	Any other business that may come before the Annual Meeting or any adjournment or postponement of the Annual Meeting so long as such business is properly brought.

Our Board of Directors, or our Board, has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the stockholders vote in favor of each of the proposals.
WHO MAY VOTE ON THESE PROPOSALS?
Stockholders who owned shares of the Company’s voting stock at the close of business on April 20, 2018, or the Record Date, are entitled to vote at the Annual Meeting on all matters properly brought before the Annual Meeting.
On the Record Date, the Company had 24,814,646 shares of issued and outstanding common stock, par value $0.01 per share, or the Common Stock.
HOW MANY VOTES DO I HAVE?
Each share of Common Stock is entitled to one vote on each matter presented at the Annual Meeting.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
Stockholder of Record
If, on the Record Date, your shares were registered directly in your name with our transfer agent, VStock Transfer LLC, you are a “stockholder of record” who may vote at the Annual Meeting. As the stockholder of record you have the right to direct the voting of your shares via the Internet, telephone, to return a proxy card to us or to vote in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote via the Internet, telephone, or complete, sign, date, and return a proxy card to ensure that your vote is counted.
Beneficial Owner
If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name.” Your broker or nominee is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct your broker, bank, or nominee how to vote your shares by using any voting instruction card supplied by them or by following their instructions for voting by telephone, online, or in person. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?
Our Board unanimously recommends that stockholders vote "FOR" all six nominees for director, and "FOR" the ratification of the appointment of Wolf & Company, P.C. as independent auditors.
WHAT IS THE QUORUM REQUIREMENT?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the Annual Meeting or by proxy. On the Record Date, there were 24,814,646 shares outstanding and entitled to vote. Thus, 12,407,324 shares must be represented by stockholders present at the meeting or by proxy to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. A broker non-vote occurs when a broker holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner. If there is no quorum, the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.
WHY WOULD THE ANNUAL MEETING BE ADJOURNED?
The Annual Meeting may be adjourned if a quorum is not present or to allow time for further solicitation of proxies in the event there are insufficient votes present in person or represented by proxy to approve the proposals. For purposes of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting.
HOW DO I VOTE BY PROXY?
If you hold shares directly as the stockholder of record, you may direct how your shares are voted without attending the Annual Meeting. Such stockholders may deliver their proxies either:

(1)	Electronically over the Internet at www.proxyvote.com;

(2)	By telephone at 1-800-690-6903; or

(3)	By completing and submitting a properly signed paper proxy card.
If you are a stockholder of record, returning the proxy card will not affect your right to attend the Annual Meeting and vote in person as described elsewhere herein. If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.
If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

1.	FOR the election of each of our Board’s nominees for director;

2.	FOR the ratification of the appointment of Wolf & Company, P.C. as the Company's independent registered public accounting firm.
If any other matters are presented, your proxy will vote in accordance with his or her best judgment. At the time this Proxy Statement was finalized, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.
If you are a beneficial owner, you must vote your shares in the manner prescribed by your broker, bank or other nominee. You will receive a voting instruction card (not a proxy card) to use in directing the broker, bank, or other nominee how to vote your shares. You may also have the option to vote your shares via the Internet.
HOW DO I VOTE IN PERSON?
If you are a stockholder of record (i.e., you own the shares directly in your name) and plan to attend the Annual Meeting, you may attend and vote in person on June 6, 2018, or at a later date if the Annual Meeting is adjourned or postponed to a later date, as long as you present valid proof of identification at the Annual Meeting. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, in addition to identification, you must bring proof of beneficial ownership in order to attend the Annual Meeting, which generally can be obtained from the record holder. In that event, you must also obtain a proxy or a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares at the Annual Meeting.

MAY I CHANGE MY VOTE?
Stockholders of record my change their vote at any time before the proxy is exercised by sending a written notice of revocation or a later-dated proxy to our Secretary, which must be received prior to commencement of the Annual Meeting; by submitting a later-dated proxy via Internet or phone before 11:59 p.m. Eastern Daylight Time on June 5, 2018; or by voting in person at the Annual Meeting. Your attendance at the Annual Meeting in person will not cause your previously granted proxy to be revoked unless you file the proper documentation for it to be so revoked.
If you hold your shares through a broker, bank or other nominee in "street name", you should contact such person prior to the time such voting instructions are exercised.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION CARD?
If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with brokers, banks or other nominees and/or our transfer agent. Please sign and deliver, or otherwise vote, each proxy card and voting instruction card that you receive. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address. Our transfer agent is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598: Telephone: 212-828-8436.
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
Proposal 1:  Election of Directors. The election of directors shall be determined by a plurality of the votes cast by the stockholders. Therefore, a nominee who receives a plurality, (the nominee who receives a higher number of votes “for” his or her election than any other nominee for the same director's seat) will be elected.
Proposal 2:  Ratification of independent registered public accounting firm. The approval of the ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the Annual Meeting entitled to vote on the matter.
HOW ARE VOTES COUNTED?
Proposal 1: You may either vote “FOR” or “WITHHOLD” authority to vote for each of the nominees for the Board of Directors. Shares present at the meeting or represented by proxy where the stockholder properly withholds authority to vote for such nominee and broker non-votes will not be counted toward such nominee's achievement of a plurality.
Proposal 2: You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of Wolf & Company, P.C. If you abstain from voting on the proposal to ratify Wolf & Company, P.C., your vote will have no effect on the outcome of the vote on the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter and, accordingly, broker non-votes will have no effect on the vote for this proposal.
ARE THERE ANY DISSENTERS' RIGHTS OF APPRAISAL?
Our Board is not proposing any action for which the laws of the State of Delaware, the Company’s Certificate of Incorporation or the Company's by-laws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.
WHO BEARS THE COST OF SOLICITING PROXIES?
The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution.
WHERE ARE THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES?
The Company’s principal executive offices are located at 45 First Avenue, Waltham, Massachusetts, 02451, and the Company's telephone number is (781) 466-6400.
HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY?
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, or the Annual Report, is being sent to all stockholders along with this proxy statement. Exhibits to the Annual Report will be provided upon written request and payment of an appropriate fee. All written requests should be directed to the Secretary of the Company c/o Tecogen Inc., 45 First Avenue, Waltham, Massachusetts 02451. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Our website address is included several times in this Proxy Statement as a textual reference only and the information in the website is not incorporated by reference into this Proxy Statement.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
The following table lists the current members of our Board, and our executive officers. The address for our directors and officers is c/o Tecogen Inc., 45 First Avenue, Waltham, Massachusetts 02451.

Name	Age	Position(s)	(1)	(2)	(3)
Angelina M. Galiteva	51	Chairperson of the Board and Director	x	x
John N. Hatsopoulos	83	Director
Benjamin M. Locke	50	Chief Executive Officer
Robert A. Panora	63	Chief Operating Officer and President
Bonnie Brown	55	Chief Accounting Officer, Treasurer and Secretary
Keith Davidson	67	Director
Ahmed F. Ghoniem	66	Director			x
Charles T. Maxwell	86	Director	x		x
Deanna Petersen	56	Director	x	x	x
(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of the Nominating and Governance Committee
Angelina M. Galiteva, age 51, has been the Company's Chairperson of the board of directors since 2005. Ms. Galiteva is founder and Chair of the Board for the Renewables 100 Policy Institute, a non-profit entity dedicated to the global advancements of renewable energy solutions since 2008. She is also Chairperson at the World Council for Renewable Energy (WCRE), which focuses on the development of legislative and policy initiatives to facilitate the introduction and growth of renewable energy technologies since 2003. Since 2011, she has served on the Board of Governors of the California Independent System Operator (CA ISO), providing direction and oversight for the CA ISO which operates the California electricity grid. Also, she is a principal at New Energy Options, Inc., a company focusing on advancing the integration of sustainable energy solutions since 2006. She has also been a strategic consultant with Renewable Energy Policy and Strategy Consulting since 2004. Ms. Galiteva holds a M.S in Environmental and Energy Law, a J.D. from Pace University School of Law, and a B.S. from Sofia University in Bulgaria. Ms. Galiteva is currently serving a one year term as the Company's Chairperson and as a director. Ms. Galiteva is also a member of Tecogen's Audit Committee and a member of Tecogen's Compensation Committee.
Tecogen's Board has determined that Ms. Galiteva’s prior experience in the energy field qualifies her to be a member of the Board in light of the Company’s business and structure.
John N. Hatsopoulos, age 83, has been a member of the Company's board of directors since its founding in 2000 and was Tecogen's Co-Chief Executive Officer until March 29, 2018. He also was the Co-Chief Executive Officer of American DG Energy until American DG Energy merged with the Company in May of 2017, and was on the board of directors of American DG Energy Inc. until March 29, 2018. Mr. Hatsopoulos was the Chairman of EuroSite Power Inc. from 2009 until 2016. Mr. Hatsopoulos is a co-founder of Thermo Electron Corporation, which is now Thermo Fisher Scientific. He was formerly the President and Vice Chairman of the Board of Directors of that company. He is a former Member of the Corporation of Northeastern University. He graduated from Athens College in Greece, and holds a B.S. in history and mathematics from Northeastern University, as well as honorary doctorates in business administration from Boston College and Northeastern University. Mr. Hatsopoulos is currently serving a one year term as a Tecogen director, but will be retiring as a Board member of the Company's at this year's annual meeting.
Benjamin M. Locke, age 50, has been the Company's Co-Chief Executive Officer since 2014 and as of March 29, 2018, Mr. Locke became the sole Chief Executive Officer of Tecogen. Mr. Locke was the Director of Corporate Strategy for Tecogen and was promoted to General Manager prior to his appointment as Co-Chief Executive Officer of Tecogen. In October of 2014, Mr. Locke began serving as Co-Chief Executive Officer of American DG Energy, and continued to serve as Co-Chief Executive Officer until the completion of the ADGE Merger. Previously, Mr. Locke was the Director of Business Development and Government Affairs at Metabolix, a bioplastics technology development and commercialization company. In that role, he was responsible for developing and executing plans for partnerships, joint ventures, acquisitions, and other strategic arrangements for commercializing profitable clean energy technologies. Prior to joining Metabolix in 2001, Mr. Locke was Vice President of Research at Innovative Imaging Systems, or IISI, a high-technology R&D company. At IISI, he drove the development and implementation of growth strategies for the funding of specialty electronic systems for the United States Government. Mr. Locke has a B.S. in Physics from the University of Massachusetts, a M.S. in Electrical Engineering from Tufts University, and an M.B.A. in Corporate Finance from Boston University.

Tecogen's Board has determined that Mr. Locke's prior experience and education qualify him to be a member of our Board in light of the Company's business and structure.
Robert A. Panora, age 63, has been the Company's Chief Operating Officer and President since the organization of the Company in 2000. In August of 2015, Mr. Panora began serving as Director of Operations of American DG Energy and continued to serve as Director of Operations until the Completion of the ADGE Merger. On March 29, 2018, Mr. Panora was appointed as the sole director of ADGE. Before this role, since 1990, he had been General Manager of the Company’s Product Group while a division of Thermo Electron Corporation and Manager of Product Development, Engineering Manager, and Operations Manager since 1984. Over his 31-year tenure with the Company and its predecessors, Mr. Panora has been responsible for sales and marketing, engineering, service, and manufacturing. Mr. Panora contributed to the development of Tecogen’s first product, the CM-60 cogeneration system, and was Program Manager for the cogeneration and chiller projects that followed. Mr. Panora has had considerable influence on many aspects of the business, from building the employee team, to conceptualizing product designs and authoring many of the original business documents, sales tools, and product literature pieces. Mr. Panora has a B.S. and M.S. in Chemical Engineering from Tufts University.
Bonnie Brown, age 55, has been the Company's Chief Accounting Officer, Treasurer and Secretary since May of 2017, becoming a member of the management team after the ADGE Merger. Previously, Ms. Brown served as ADGE's Chief Financial Officer from September 2015 until completion of the ADGE Merger. She also served as EuroSite Power Inc's Chief Financial Officer from September of 2015 until January 20, 2017. Ms. Brown was a Financial Advisor at Barker Financial Group, a strategic wealth management advisory company, from July 2014 to September 2015. She joined Tecogen as its Controller in 2005 and became the Chief Financial Officer in 2007 and remained in that position until December 2014. She served from its inception in 2009 to December 2014 as the Chief Financial Officer of Ilios Inc. Prior to joining Tecogen, Ms. Brown was a partner at Sullivan Bille PC, a regional accounting firm, for 15 years where she provided financial, accounting, audit, tax, and business consulting services for mid-sized companies. Ms. Brown has also worked at Enterprise Bank and Trust as project manager for special assignments including branch acquisitions and information systems transitions in the trust department eventually serving as Internal Audit Director, establishing an in-house audit function. She has also provided independent contractor services for a wide variety of publicly traded and closely held companies, including consulting, internal control and Sarbanes-Oxley compliance services. Ms. Brown is a CPA and holds a B.S. in Accountancy from Bentley College and a M.S. in Computer Information Systems from Boston University
Keith Davidson, age 67, has been a member of the Company's board of directors since 2016. Mr. Davidson is President of DE Solutions Inc., a consulting and engineering firm serving the distributed energy markets. With over 25 years of experience in the energy industry, Mr. Davidson has focused on environmental technology development, feasibility studies, product commercialization, application engineering, economic analysis and market development. Prior to joining DE Solutions, Mr. Davidson was President of Energy Nexus Group and Senior Vice President of Onsite Energy Corp. He served as a Director of the Gas Research Institute for over a decade, was past President of the American Cogeneration Association, served as Chair of the National Association of Energy Service Companies' Distribution Generation Committee, and is the recipient of several industry honors. Mr. Davidson is currently active in the California Clean DG Coalition and the US Combined Heat and Power Association. He holds a M.S in Mechanical Engineering from Stanford University and a B.S. from the University of Missouri, Rolla. Mr. Davidson has a long history with Tecogen, actively supporting new business initiatives as well as being instrumental in securing utility and government funding to support product development, including the Ultera technology. Mr. Davidson is currently serving a one year term as a Tecogen director.
Tecogen's Board has determined that Mr. Davidson's prior experience in the energy sector and prior associations in the energy industry qualify him to be a member of our Board in light of the Company's business and structure.
Ahmed F. Ghoniem, age 66, has been a member of the Company's board of directors since 2008. Dr. Ghoniem is the Ronald C. Crane Professor of Mechanical Engineering at MIT. He is also the Director of the Center for 21st Century Energy, and the head of Energy Science and Engineering at MIT, where he plays a leadership role in many energy-related activities, initiatives and programs. He joined MIT as an Assistant Professor in 1983. He is an associate fellow of the American Institute of Aeronautics and Astronautics, and Fellow of American Society of Mechanical Engineers. He was recently granted the KAUST Investigator Award. Dr. Ghoniem holds a Ph.D. in Mechanical Engineering from the University of California, Berkeley, and a M.S. and B.S. in Mechanical Engineering from Cairo University. Dr. Ghoniem is currently serving a one year term as a Tecogen director. Dr. Ghoniem is also a member of Tecogen's Nominating and Governance Committee.
Tecogen's Board has determined that Mr. Ghoniem’s prior experience as a Professor of Mechanical Engineering at MIT and his prior experience in the energy sector qualify him to be a member of the Board of Directors in light of the Company's business and structure.
Charles T. Maxwell, age 86, has been a member of the Company's board of directors since 2001. Mr. Maxwell is a widely recognized expert in the energy sector, with over 40 years of experience with major oil companies and investment banking firms. From 1999 until his retirement in 2012, Mr. Maxwell was a Senior Energy Analyst with Weeden & Co. of

Greenwich, Connecticut, where he developed strategic data and forecasts on oil, gas, and power markets. Mr. Maxwell was a member of the Board of Directors of ADGE until the completion of the ADGE Merger. Mr. Maxwell holds a B.S. in Political Science from Princeton University and holds a B.A. from Oxford University as a Marshall Scholar in Middle East literature and history. Mr. Maxwell is currently serving a one year term as a Tecogen director. Mr. Maxwell is also a member of Tecogen's Audit Committee and a member of Tecogen's Nominating and Governance Committee.
Tecogen's Board has determined that Mr. Maxwell’s prior experience in the energy sector and his extensive experience as a director of public companies qualifies him to be a member of our Board in light of the Company’s business and structure.
Deanna Petersen, age 56, has been a member of the Company's board of directors since 2017. Ms. Petersen has been Chief Business Officer at AvroBio since January of 2016. She was Vice President of Business Development for Shire Human Genetic Therapies from 2009 until 2015, where she initiated and managed partnering, licensing and merger and acquisition activities worldwide. From 2002 to 2009, Ms. Petersen was Vice President of Business Development for Agenus Inc., and from 1998 to 2002 she was Vice President and Executive Director of Business Development at Coley Pharmaceutical Group, Inc. Ms. Petersen was on the board of ADGE until completion of the ADGE Merger. Ms. Petersen is on the board of directors for the Massachusetts Biotechnology Association and was previously the Treasurer of the board of directors for the Healthcare Business Women’s Association, Boston Chapter. Ms. Petersen holds a B.S. in Biology from Iowa State University and a M.B.A. from the University of Iowa. Ms. Petersen is currently serving a one year term as a director of Tecogen. Ms. Petersen is also a member of Tecogen's Audit Committee and Compensation Committee.
Tecogen's Board has determined that Ms. Petersen’s prior experience in senior operating positions at various companies, where she demonstrated leadership capability and garnered extensive expertise involving complex financial matters, qualify her to be a member of the Board in light of the Company’s business and structure.
Each executive officer is elected or appointed by, and serves at the discretion of our Board. The elected officers of the Company will hold office until their successors are duly elected and qualified, or until their earlier resignation or removal.
There are no arrangements or understandings between any of Tecogen's directors or officers and any other individuals regarding why that Tecogen director or officer was selected to serve as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 20, 2018, certain information with respect to the beneficial ownership of Tecogen's shares of common stock by (1) any person (including any “group” as set forth in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than five percent (5%) of any class of Tecogen's voting securities, (2) each director, (3) each of the named executive officers and (4) all of our current directors and executive officers as a group. The percentages in the following table are based on 24,814,646 shares of common stock issued and outstanding as of April 20, 2018.

Name and address of beneficial owner(1)	Number of Shares Beneficially Owned(2)	% of Shares Beneficially Owned
5% Stockholders:
John N. Hatsopoulos(3)	2,322,596	9.35%
Tryfon Natsis and Despina Pantopoulou Natsis(4)	1,616,673	6.51%
George N. Hatsopoulos(5)	1,967,230	7.93%
Yiannis Monovoukas(6)	2,617,905	10.55%

Directors & Officers:
John N. Hatsopoulos(3)	2,322,596	9.35%
Robert Panora(7)	276,573	1.1%
Charles T. Maxwell(8)	249,590	1.1%
Benjamin Locke(9)	213,393	*%
Angelina M. Galiteva(10)	75,000	*%
Ahmed Ghoniem(11)	62,723	*%
Bonnie Brown(12)	10,962	*%
Keith Davidson(13)	52,794	*%
Deanna Petersen(14)	9,200	*%
All executive officers and directors as a group (9 persons)	3,272,831	13.2%

(1)	The address of the executive officers and directors listed in the table above is: c/o Tecogen Inc., 45 First Avenue, Waltham, Massachusetts, 02451.

(2)
Unless otherwise noted in these footnotes, the Company believes that all shares referenced in this table are owned of record by each person named as beneficial owner and that each person has sole voting and dispositive power with respect to the shares of Common Stock owned by each of them. In accordance with Rule 13d-3 under the Exchange Act, each person's percentage ownership is determined by assuming that the options and warrants to purchase common stock that are held by that person, and which are exercisable within 60 days, have been exercised.

(3)
Based solely upon: (a) the Schedule 13G/A filed by Mr. John N. Hatsopoulos on February 12, 2018 and the Form 4/A filed by Mr. Hatsopoulos on April 11, 2018. Based on the Schedule 13G/A and Form 4/A the beneficial ownership of Mr. Hatsopoulos is the following: (1) 155,351 shares of common stock held directly by Mr. Hatsopoulos; (2) 1,039,480 shares of common stock held by the Nia M. Hatsopoulos Jephson 2011 Irrevocable Trust, for which Mr. Hatsopoulos is the trustee; (3) 1,039,480 shares of common stock held by the Alexander J. Hatsopoulos 2011 Irrevocable Trust, for which Patricia Hatsopoulos, Mr. Hatsopoulos' wife, is the trustee; (4) 3,325 shares of common stock held in an individual retirement account for Mrs. Hatsopoulos; (5) 44,012 shares held in Pat Ltd., a joint account maintained by Mr. Hatsopoulos and Mrs. Hatsopoulos; (6) 28,225 shares of common stock held by Mrs. Hatsopoulos; and (7) options to purchase 12,723 shares of common stock held directly by Mr. Hatsopoulos.

(4)
Based solely upon the Schedule 13G filed by Tryfon Natsis and Despina Pantopoulou Natsis on February 1, 2017. The Schedule 13G states the beneficial ownership as the following: 1,616,673 owned jointly by Tryfon Natsis and Despina Pantopoulou Natsis as spouses and joint tenants with the right of survivorship. The address for each holder is 36 Chemin Du Milieu, Collonge-Bellerive, Geneva, Switzerland 1245.

(5)
Based solely upon the Schedule 13G/A filed by Dr. George Hatsopoulos for the Company on December 14, 2016 and the Schedule 13G/A filed by Dr. George Hatsopoulos for American DG Energy Inc. on December 14, 2016. The Schedule 13G/A for the Company states the beneficial ownership of Dr. Hatsopoulos as the following: (1) 1,276,604 shares of common stock held directly by Dr. Hatsopoulos; and (2) 78,937 shares of common stock held by Dr. Hatsopoulos and his wife Daphne Hatsopoulos as joint tenants. The Schedule 13G/A for American DG Energy Inc. states the beneficial ownership of Dr. Hatsopoulos as the following: (1) 5,824,619 shares of common stock held directly by Dr. Hatsopoulos; and (2) 824,177 shares of common stock held by Dr. Hatsopoulos and his wife Daphne Hatsopoulos as joint tenants. After the merger between the Company and American DG Energy, Dr. Hatsopoulos exchanged his American DG Energy Inc. common stock for Tecogen common stock at the exchange ratio of 0.092, resulting in the issuance to him of an additional 611,689 shares of Tecogen's common stock. The address of the holder is 233 Tower Road, Lincoln, MA 01773.

(6)
Based solely upon the Schedule 13G filed by Mr. Yiannis Monovoukas on June 23, 2017. This Schedule 13G states the beneficial ownership as the following: (1) 1,620,665 shares of common stock held by the John Hatsopoulos 1989 Family Trust for the benefit of Alexander J. Hatsopoulos and Nia Marie Hatsopolous, where Mr. Monovoukas is the sole trustee; (2) 989,859 shares of common stock held by the John N. Hatsopoulos Family Trust of 2007, of which Mr. Monovoukas is the sole trustee; and (3) 7,381 shares of common stock held directly by Mr. Monovoukas. The address for the holder is c/o Tecogen Inc., 45 First Ave., Waltham, MA 02451.

(7)	Includes: (a) 138,850 shares of Common Stock, directly held by Mr. Robert Panora; and (b) options to purchase 137,723 shares of Common Stock.

(8)	Includes: (a) 224,590 shares of Common Stock, directly held by Mr. Charles Maxwell, and (b) options to purchase 25,000 shares of Common Stock.

(9)	Includes: (a) 3,418 shares of Common Stock, directly held by Mr. Benjamin Locke; and (b) 209,975 options to purchase Common Stock.

(10)	Includes: (a) 50,000 shares of Common Stock, directly held by Ms. Angelina Galiteva and (b) options to purchase 25,000 shares of Common Stock.

(11)	Includes: (a) 25,000 shares of Common Stock, directly held by Mr. Ahmed Ghoniem; and (b) options to purchase 37,723 shares of Common Stock.

(12)	Includes: (a) 1,762 shares of Common Stock, held directly by Ms. Bonnie Brown; and (b) options to purchase 9,200 shares of Common Stock.

(13)	Includes: (a) 9,044 shares of Common Stock, directly held by Mr. Keith Davidson; and (b) options to purchase 43,750 shares of Common Stock.

(14)	Includes options to purchase 9,200 shares of Common Stock.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2017, regarding Common Stock that may be issued under the Company’s 2006 Stock Incentive Plan, as amended, or the Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	1,061,552	$3.60	2,123,747
Equity compensation plans not approved by security holders	—	—	—
Total	1,061,552	$3.60	2,123,747
The Plan is intended to provide incentives to Company officers, directors, employees, and consultants by providing such individuals with opportunities to purchase stock in the Company pursuant to options granted which do not qualify as “Incentive Stock Options,” or “ISO” or “ISOs,” under Section 422(b) of the Internal Revenue Code of 1986, as amended, or the “Code;” such options being an “NSO” or “NSOs”.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than five percent of any publicly traded class of the Company's equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the SEC and the NASDAQ. Officers, directors, and greater-than-five-percent stockholders are required by the SEC's regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 furnished to the Company during the most recent fiscal year, and Forms 5 with respect to its most recent fiscal year, the Company believes that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary, by the executive officers, directors, and security holders required to file the same during the fiscal year ended December 31, 2017, except for the following: (1) one Form 3 was filed late by Ms. Deanna Petersen; and (2) one Form 4 was filed late by Mr. Charles Maxwell regarding one transaction.
CORPORATE GOVERNANCE
The Board of Directors
The number of directors of the Company is established by the Board in accordance with the Company's By-laws. The directors are elected to serve for one year terms, with the term of directors expiring each year at the annual meeting of stockholders or until the election and qualification of a successor or such director’s earlier death, resignation or removal.
The Company's Certificate of Incorporation and By-laws provide that the authorized number of directors may be changed only by resolution of the Board, and also provide that directors may be removed only for cause by the affirmative vote of the holders of at least two thirds of the votes that all stockholders would be entitled to cast in an annual election of directors, and that any vacancy on the Board, including a vacancy resulting from an enlargement of the Board of Directors, may be filled only by vote of a majority of our directors then in office.
Members of the Board discussed various business matters informally on numerous occasions throughout the year. There were three formal board meetings during 2017. All current directors attended all Board meetings, except for Deanna Petersen who missed one formal meeting. Independent directors endeavor to meet on a regular basis as often as necessary to fulfill their responsibilities, including at least twice annually in executive sessions without the presence of non-independent directors and management. All Members of the Board who were members at the time of last years annual meeting attended the 2017 Annual Meeting of Stockholders of the Company.

Board Leadership Structure and Role in Risk Oversight
The Company separates the roles of Chief Executive Officer and Chairman in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the overall leadership and performance of the Company. Our Chairman provides guidance to the Chief Executive Officer, sets the agenda for Board meetings, presides over meetings of the full Board and leads all executive meetings of the independent directors. We are a small company with a small management team, and we feel the separation of these roles enhances high-level attention to our business. Our Board has no lead independent director.
Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors, and corporate governance.
Committees of the Board of Directors
Our Board directs the management of our business and affairs and conducts its business through meetings of the Board and the following standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.
Audit Committee. The Audit Committee is presently composed of three members of the Board: Mr. Charles T. Maxwell (Chairman), Ms. Angelina M. Galiteva and Ms. Deanna Petersen. The Audit Committee assists the Board in the oversight of the audit of the Company’s financial statements and the quality and integrity of its accounting, auditing and financial reporting processes. The Audit Committee also has the responsibility of reviewing the qualifications, independence and performance of the Company’s independent registered public accounting firm and is responsible for the appointment, retention, oversight and, where appropriate, termination of the independent registered public accounting firm. During fiscal year 2017, the Audit Committee held four meetings. The Board has determined that each of the members of the Audit Committee meets the criteria for independence under the applicable listing standards of NASDAQ, Section 10A-3 of the Exchange Act, and that Mr. Maxwell also qualifies as an “audit committee financial expert,” as defined by the rules adopted by the SEC. The Board has adopted a written charter for the Audit Committee, which is reviewed annually by the Audit Committee. The current Audit Committee Charter is available on the Company’s web site, http://investors.tecogen.com/audit-committee-charter.

Compensation Committee. The Compensation Committee is presently composed of two members of the Board: Ms. Angelina M. Galiteva (Chairwoman) and Ms. Deanna Petersen. The principal functions of the Compensation Committee are reviewing with management cash and other compensation policies for employees, making recommendations to the Board regarding compensation matters and determining compensation for the Executive Officers. Our Co-Chief Executive Officers have been instrumental in the design and recommendation to the Compensation Committee of compensation plans and awards for our directors and executive officers including our President and Chief Operating Officer and Chief Accounting Officer. All compensation decisions for the Chief Executive Officers and all other executive officers are reviewed and approved by the Compensation Committee, and can be subject to ratification by the Board of Directors. The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. In 2017, no compensation consultant was engaged for employee or executive compensation. During fiscal year 2017, the Compensation Committee held no formal meetings. The Board has determined that each of the members of the Compensation Committee meets the criteria for independence under the applicable NASDAQ listing standards. The current Compensation Committee Charter is available on the Company’s web site at http://investors.tecogen.com/compensation-committee-charter.

Nominating and Governance Committee. The Nominating and Governance Committee is presently composed of three members of the Board: Mr. Ahmed F. Ghoniem (Chairman), Mr. Charles T. Maxwell and Ms. Deanna Petersen, each of whom is an independent director as independence is defined by the NASDAQ rules and regulations. The Nominating and Governance Committee functions are to identify persons qualified to serve as members of the Board, to recommend to the Board of Directors persons to be nominated by the Board for election as directors at the annual meeting of stockholders and persons to be elected by the Board to fill any vacancies, and recommend to the Board persons to be appointed to each of its committees. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of our Board. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. In addition, the Nominating and Governance Committee is responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company (as well as reviewing and reassessing the adequacy of such guidelines as it deems appropriate from time to time) and overseeing the annual self-evaluation of the Board. The committee held no formal meetings in 2017. The charter of the Nominating and Governance Committee is available on the Company’s website at http://investors.tecogen.com/nominating-and-governance-committee-charter.

Nominations and Proposals of Stockholders
The Company’s Nominating and Governance Committee identifies new director candidates through recommendations from members of the Committee, other Board members and executive officers of the Company and will consider candidates who are recommended by security holders, as described below. Although the Board does not have a formal diversity policy, the Committee and the Board will consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors focus on skills, expertise or background and may include decision-making ability, judgment, personal integrity and reputation, experience with businesses and other organizations of comparable size, experience as an executive with a publicly traded company, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.
A stockholder who, in accordance with Rule 14a-8, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, wants to present a proposal for inclusion in the Company's 2019 Proxy Statement and proxy card relating to the 2019 Annual Meeting of Stockholders must submit the proposal by December 20, 2018. In order for the proposal to be included in the Proxy Statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with certain regulations established by the SEC.
Stockholders who wish to present a business proposal or nominate persons for election as directors at the Company's 2019 Annual Meeting of Stockholders must provide a notice of the business proposal or nomination in accordance with Section 1.11 of our By-laws, in the case of business proposals, or Section 1.10 of our By-laws, in the case of director nominations. In order to be properly brought before the 2019 Annual Meeting of Stockholders, Sections 1.10 and 1.11 of our By-laws require that a notice of the business proposal the stockholder wishes to present (other than a matter brought pursuant to Rule 14a-8), or the person or persons the stockholder wishes to nominate as a director, must be received at our principal executive office not less than 90 days, and not more than 120 days, prior to the first anniversary of the Company's prior year's annual meeting. Therefore, any notice intended to be given by a stockholder with respect to the Company's 2019 Annual Meeting of Stockholders pursuant to our By-laws must be received at our principal executive office no earlier than February 6, 2019 and no later than March 8, 2019. However, if the date of our 2019 Annual Meeting of Stockholders occurs more than 30 days before or 30 days after June 6, 2019, the anniversary of the 2018 Annual Meeting of Stockholders, a stockholder notice will be timely if it is received at our principal executive office by the later of (1) the 120th day prior to such annual meeting or (2) the close of business on the tenth day following the day on which public disclosure of the date of the meeting was made. To be in proper form, a stockholder's notice must include the specified information concerning the stockholder and the business proposal or nominee, as described in Sections 1.10 and 1.11 of our By-laws.
All proposals must be mailed to the Company's principal executive office, at the address stated herein, and should be directed to the attention of the Secretary of the Company.
The Nominating and Corporate Governance Committee will evaluate new director candidates in view of the criteria described above, as well as other factors the Committee deems to be relevant, through reviews of biographical and other information, input from others, including members of the Board and executive officers of the Company, and personal discussions with the candidate when warranted by the results of these other assessments. The Committee will evaluate any director candidates recommended by security holders under the same process. In determining whether to recommend to the Board the nomination of a director who is a member of the Board, the Committee will review the Board performance of such director and solicit feedback about the director from other Board members.

Code of Conduct and Ethics
The Company has adopted a code of business conduct and ethics that applies to the Company’s directors, officers and employees. The Company’s code of business conduct and ethics is intended to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the code of business conduct and ethics to an appropriate person or persons identified in the code of business conduct and ethics; and accountability for adherence to the code of business conduct and ethics. The Company’s code of business conduct and ethics is available on the Company’s website at http://ir.tecogen.com/governance-docs. A printed copy of the Company's code of business conduct and ethics is also available free of charge to any person who requests a copy by writing to our Secretary, Tecogen Inc., 45 First Avenue, Waltham, MA 02451.

REPORT OF THE AUDIT COMMITTEE
The information contained in this Proxy Statement with respect to the Audit Committee Report and charter and the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the “Securities Act”, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.
The Company has an Audit Committee that is comprised of independent Directors. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the accounting firm that is engaged as the Company’s independent registered public accounting firm. The Company’s management is responsible for the Company’s internal controls, disclosure controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.
In the performance of the Audit Committee’s oversight function, we have reviewed and discussed with management the Company’s audited financial statements of the Company for the fiscal year ended December 31, 2017 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. We have also discussed with the Company’s independent registered public accounting firm the matters requiring discussion pursuant to Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees) and as adopted by the Public Company Accounting Oversight Board in Rule 3200T and such other matters as we have deemed to be appropriate. We have also discussed with the Company’s independent registered public accounting firm matters relating to its independence, and have received the written disclosures and letter from it required by the applicable requirements of the Public Company Accounting Oversight Board.
On the basis of the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2017 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.

By the Members of the Audit Committee,

Mr. Charles T. Maxwell, its Chair
Ms. Angelina M. Galiteva
Ms. Deanna Petersen

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table
The following table sets forth information regarding annual and long-term compensation with respect to the fiscal years ended December 31, 2017 and 2016, paid or accrued by the Company to or on behalf of those persons who were, during the fiscal year ended December 31, 2017, the Company's Chief Executive Officer, Chief Accounting Officer and the Company's most highly compensated executive officers serving as such as of December 31, 2017 whose compensation was in excess of $100,000 (the "Named Executive Officers").

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)(1)	All other compensation ($)	Total ($)
John N. Hatsopoulos	2017	1	—	—	—	—	1
Co-Chief Executive Officer	2016	1	—	—	—	—	1
(Principal Executive Officer)

Benjamin M. Locke (2)	2017	210,000	—	—	—		210,000
Co-Chief Executive Officer	2016	210,000	—	—	—	630	210,630
(Principal Executive Officer)

Robert A. Panora (3)	2017	200,000	50,000	—	—	648	250,648
Chief Operating Officer and President	2016	200,001	—	—	3,158	2,772	205,931

Bonnie J. Brown(4)	2017	110,769	—	—	—	—	110,769
Chief Accounting Officer, Treasurer and Secretary	2016	—	—	—	—	—	—
(Principal Financial Officer)

David A. Garrison(4)	2017	93,201	—	—	—		93,201
Former Chief Financial Officer, Treasurer and Secretary	2016	180,000	—	—	858	558	181,416
______________________________________________________

(1)
The amounts in the “Stock Option Awards” column reflect the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The assumptions used by us with respect to the valuation of stock and option awards are set forth in "Note 12 – Stockholders’ equity" to our 2017 Annual Report reported on Form 10-K filed with the Securities And Exchange Commission on March 21, 2018. These grants include stock option award granted May 12, 2016 in connection with the merger of Ilios Inc. and the Company, or the Ilios Merger. Upon completion of the Ilios Merger, all Ilios Inc. options were exchanged for fully vested options of the Company according to an exchange ratio. The exchange ratio affected the number of Company options received and their strike price.

(2)
Mr. Locke became the Company's Co-Chief Executive Officer on October 30, 2014 and became the sole Chief Executive Officer on March 29, 2018. In 2016 and part of 2017, until the Company's acquisition of American DG Energy Inc. in May of 2017 (the "Merger"), he was also the Co-CEO of American DG Energy Inc., and devoted part of his business time to the affairs of American DG Energy. In 2017, $44,884 of his salary was reimbursed by American DG Energy according to the requirements of the business in a given week at a fully burdened rate.

(3)
Mr. Panora became the Director of Operations of American DG Energy Inc. in August 2015, and remained the Director of Operations until the Merger, devoting part of his business time to the affairs of American DG Energy. In 2017, $44,884 of his salary was reimbursed by the American DG Energy according to the requirements of the business in a given week at a fully burdened rate. The $50,000 bonus is from Ultra Emissions Ltd., which was paid by the Company and then reimbursed by Ultra Emissions Ltd.

(4)	Ms. Brown became the Company's Chief Accounting Officer upon completion of the Merger and the resignation of Mr. Garrison in May of 2017.
See "Employment Contracts and Termination of Employment and Change in Control Arrangements" below for the terms of certain agreements and change-in-control provisions.

Executive Officer Outstanding Equity Awards at Fiscal-Year End
The following table sets forth information with respect to outstanding equity awards held by Tecogen's executive officers as of December 31, 2017.

	Option Awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)
John N. Hatsopoulos	12,723(1)	—	3.93	5/12/2026	—	—
Benjamin Locke	37,500(2)	—	3.20	6/3/2023	—	—
	46,875(3)	15,625	4.96	12/17/2024	—	—
	75,000(4)	25,000	4.96	12/17/2024	—	—
	13,800(5)	—	18.15	6/3/2018	—	—
	9,200(6)	—	10.33	11/19/2024	—	—
	18,400(7)	—	5.65	12/11/2024	—	—
	9,200(8)	—	5.65	6/10/2025	—	—
Robert A. Panora	125,000(9)	—	2.60	2/14/2021	—	—
	12,723(10)	—	0.79	2/12/2026	—	—
Bonnie Brown	9,200(11)	—	3.15	9/2/2025	—	—
(1)    This grant includes stock option award granted May 12, 2016 in connection with the Ilios Merger. Upon completion of the Ilios Merger, all Ilios Inc. options were exchanged for fully vested options of the Company according to an exchange ratio, where every 7.86 options of Ilios Inc., were exchanged for 1 fully vested option of the Company.
(2)    Includes stock option award granted on June 3, 2013, with 25% of the shares vesting on June 3, 2014 and then an additional 25% of the shares vesting on each of the subsequent three anniversaries, subject to Mr. Locke's continued employment and subject to acceleration of vesting upon a change in control.
(3)    Includes stock option award granted on December 18, 2014, with 25% of the shares vesting on December 18, 2015 and then an additional 25% of the shares vesting on each of the subsequent three anniversaries, subject to Mr. Locke's continued employment and subject to acceleration of vesting upon a change in control.
(4)    Includes stock option award granted on December 18, 2014, with the shares vesting if the Company achieves a positive adjusted EBITDA for the year ended 2015, modified in December 2015 to provide that 25% of the shares vest on December 18, 2015 and an additional 25% of the shares vest on each of the subsequent three anniversaries, subject to Mr. Locke's continued employment and subject to acceleration of vesting upon a change in control.
(5)    Includes stock option award granted June 3, 2013 in connection with Mr. Locke's service with ADGE. Upon completion of the ADGE Merger, all ADGE options were exchanged for fully vested options of the Company according to an exchange ratio. The exchange ratio affected the number of Company options received.
(6)     Includes stock option award granted November 19, 2014 in connection with Mr. Locke's service with ADGE. Upon completion of the ADGE Merger, all ADGE options were exchanged for fully vested options of the Company according to an exchange ratio. The exchange ratio affected the number of Company options received.
(7)    Includes stock option award granted December 11, 2014 in connection with Mr. Locke's service with ADGE. Upon completion of the ADGE Merger, all ADGE options were exchanged for fully vested options of the Company according to an exchange ratio. The exchange ratio affected the number of Company options received.
(8)    Includes stock option award granted June 6, 2015 in connection with Mr. Locke's service with ADGE. Upon completion of the ADGE Merger, all ADGE options were exchanged for fully vested options of the Company according to an exchange ratio. The exchange ratio affected the number of Company options received.
(9)    Includes stock option award granted on February 15, 2011, with 25% of shares vesting on February 15, 2012 and an additional 25% of the shares vesting on each of the subsequent three anniversaries, subject to Mr. Panora's continued employment and subject to acceleration of vesting upon a change in control.

(10)    Includes stock option award granted May 12, 2016 in connection with the Ilios Merger. Upon completion of the Ilios Merger all option holders of Ilios Inc. received fully vested options of the Company according to an exchange ratio, where every 7.86 options of Ilios Inc., were exchanged for 1 fully vested option of the Company.
(11)     Includes stock option award granted September 2, 2015 in connection with Ms. Brown's service with ADGE. Upon completion of ADGE Merger, all ADGE options were exchanged for fully vested options of the Company according to an exchange ratio. The exchange ratio affected the number of Company options received.
Director Compensation
Each director who is not also one of our employees will receive a fee of $500 per day for service on those days that our Board and/or a committee on which such director served. Non-employee directors also will be eligible to receive stock or option awards under our equity incentive plan. We reimburse all of our non-employee directors for reasonable travel and other expenses incurred in attending Board and committee meetings. Any director who is also one of our employees receives no additional compensation for serving as a director.
The following table sets forth information with respect to the fiscal year 2017 compensation of our directors who were not executive officers during the year ended December 31, 2017:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
Angelina M. Galiteva	3,500	—	—	—	3,500
Keith Davidson	3,000	—	—	—	3,000
Ahmed F. Ghoniem	1,500	—	—	—	1,500
Charles T. Maxwell	3,500	—	—	—	3,500
Deanna Petersen	1,000	—	—	—	1,000

Outstanding Equity Awards of Directors at Fiscal Year-End Table
The following table summarizes the outstanding equity awards held by each Tecogen director who was not an executive officer during the year ended December 31, 2017.

	Option Awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)
Angelina M. Galiteva(1)	25,000	—	2.60	2/14/2021	—	—
Ahmed F. Ghoniem(2)	25,000	—	2.60	2/14/2021	—	—
Ahmed F. Ghoniem(3)	12,723	—	0.79	5/12/2026	—	—
Charles T. Maxwell(4)	25,000	—	2.60	2/14/2021	—	—
Keith Davidson(5)	18,750	6,250	5.39	9/7/2024	—	—
Keith Davidson(6)	25,000	75,000	4.27	9/2/2026	—	—
Deanna Peterson(7)	9,200	—	3.48	4/5/2026	—	—
(1)    Includes stock option award granted on February 15, 2011, with 25% of the shares vesting on February 14, 2012, and an additional 25% of the shares vesting on each of the subsequent three anniversaries provided that Ms. Galiteva continues to serve as a director or consultant to the Company.
(2)    Includes stock option award granted on February 15, 2011, with 25% of the shares vesting on February 14, 2012, and an additional 25% of the shares vesting on each of the subsequent three anniversaries provided that Dr. Ghoniem continues to serve as a director or consultant to the Company.
(3)    Includes stock option award granted May 12, 2016 in connection with the Ilios Merger. Upon completion of the Ilios Merger all option holders of Ilios Inc. were given fully vested options of the Company according to an exchange ratio, where every 7.86 options of Ilios Inc., were exchanged for 1 fully vested option of the Company.

(4)    Includes stock option award granted on February 15, 2011, with 25% of the shares vesting on February 14, 2012, and an additional 25% of the shares vesting on each of the subsequent three anniversaries provided that Mr. Maxwell continues to serve as a director or consultant to the Company.
(5)    Includes stock option award granted on September 8, 2014, with 25% of the shares vesting on September 7, 2015, and an additional 25% of the shares vesting on each of the subsequent three anniversaries provided that Mr. Davidson continues to serve as a director or consultant to the Company.
(6)    Includes stock option award granted on September 2, 2016, with 25% of the shares vesting on September 2, 2017, and an additional 25% of the shares vesting on each of the subsequent three anniversaries provided that Mr. Davidson continues to serve as a director or consultant to the Company.
(7)     Includes stock option award granted April 5, 2016 in connection with Ms. Petersen's service on ADGE's board of directors. Upon completion of the ADGE Merger, all ADGE options were exchanged for fully vested options of the Company according to an exchange ratio. The exchange ratio affected the number of Company options received.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serve as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee. None of the current members of the Compensation Committee of our Board has ever been an employee of the Company.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
None of Tecogen's executive officers, other than Mr. John Hatsopoulos, has an employment contract or change-in-control arrangement, other than stock and option awards that contain certain change-in-control provisions such as accelerated vesting due to acquisition. In the event of an acquisition that is not a private transaction occurs while the optionee maintains a business relationship with the Company and the option has not fully vested, the option will become exercisable for 100% of the shares as to which it has not vested with such vesting to occur immediately prior to the closing of the acquisition.
The stock and option awards that would vest for each named executive officer if a change-in-control were to occur are disclosed under our Outstanding Equity Awards at Fiscal Year-End Table. Our stock and option awards contain certain change-in-control provisions. Descriptions of those provisions are set forth below:
Stock Awards: Change-in-Control Definition
For the purposes of our stock awards, change-in-control shall mean (a) the acquisition in a transaction or series of transactions by a person (such term to include anyone deemed a person under Section 13(d)(3) of the Exchange Act), other than the Company or any of its subsidiaries, or any employee benefit plan or related trust of the Company or any of its subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or (b) the sale or other disposition of all or substantially all of the assets of the Company in one transaction or series of related transactions.
Option Awards Change-in-Control Definition
For the purposes of our option awards, change-in-control shall mean merger (or reverse merger), consolidation, or other similar event or the sale or lease of all or substantially all of the Company's assets. Upon a change-in-control, while the optionee maintains a business relationship with the Company and the option has not fully vested, the option shall become exercisable for 100% of the then number of shares as to which it has not vested, such vesting to occur immediately prior to the closing of the acquisition.
Employment Advisor Agreements
On January 3, 2018, the Company entered into an Advisor Agreement with John N. Hatsopoulos, the Company's Co-Chief Executive Officer and a member of the Board of Directors. The Advisor Agreement specifies that Mr. Hatsopoulos will be resigning as a member of the Board of Directors at the Company's Annual Meeting or June 30, 2018, whichever comes first. Pursuant to the Advisor Agreement, Mr. Hatsopoulos will remain an advisor to the Company's Board of Directors and remain an employee of the Company in the Company's Investors Relations Department. He will be paid a salary of $1.00 annually and receive the same benefits of other similarly situated employees.
Employment Termination Contract
On December 2, 2016, Tecogen entered into an agreement with David Garrison, the Chief Financial Officer. The agreement specifies that Mr. Garrison will resign from the position of Chief Financial Officer and any other position with the Company and its affiliates within six months from the date of the agreement or when the merger between the Company's subsidiary and American

DG Energy is completed, whichever occurs later. The merger was completed on May 18, 2017 and Mr. Garrison resigned from his position.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.
Set forth below are summaries of transactions since the beginning of the last completed fiscal year in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as at the year-end for the last two completed fiscal years and in which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Pursuant to a Consulting Agreement dated December 8, 2015, as amended, between Ahmed F. Ghoniem, a director, and Tecogen, Dr. Ghoniem was engaged to provide consulting services for Ultra Emissions Technology Ltd. ("Ultratek"). As amended, the agreement automatically renews for six month periods unless terminated according to its terms. It was agreed that aggregate fees of $240,000 annually would be paid in monthly installments of $20,000. Tecogen paid the monthly installments to Dr. Ghoniem and was reimbursed by Ultratek for the full amount of each monthly payment to date. The Consulting Agreement was terminated on October 28, 2017 when the Ultratek investors suspended operations and decided to dissolve the company.
Senior Convertible Promissory Note
On December 23, 2013, Tecogen entered into a Senior Convertible Promissory Note (the "Note"), with Michaelson Capital Special Finance Fund LP, ("Michaelson") for the principal amount of $3,000,000 with interest at 4% per annum for a term of three years. The Note was a senior unsecured obligation which pays interest only on a monthly basis in arrears at a rate of 4% per annum, unless earlier converted in accordance with the terms of the agreement prior to such date. Effective April 1, 2016, the Note was amended, increasing the principal amount by $150,000 for a total of $3,150,000, and extending the maturity date. On December 14, 2017, the Company repaid $3,150,000 to Michaelson to discharge the Note. Through the Note, Michaelson was the Company's principle debt holder and a beneficial holder of approximately 5% of Tecogen's shares outstanding. There were no pre-payment penalties paid by the Company, as Michaelson provided a waiver of the pre-payment penalties that were contained in the Note. By completing the payment, the Company satisfied all its obligations under the Note and the Note was cancelled.
Line of Credit
On June 15, 2015, the Company entered into a Non-Revolving Line of Credit Agreement, or the Agreement, with John N. Hatsopoulos, the Company's former Co-Chief Executive Officer and a Company Director. Under the terms of the Agreement, Mr. Hatsopoulos agreed to lend the Company up to an aggregate of $2,000,000, with a withdrawal limit of $250,000 per financial calendar quarter, at the written request of the Company. Any amounts borrowed by the Company pursuant to the Agreement with interest at 6% per year, payable quarterly in arrears. The Company did not borrow any amounts pursuant to the Agreement and the Agreement terminated on July 1, 2017.
In connection with the acquisition of American DG Energy, the Company assumed a loan from John N. Hatsopoulos, the Company's former Co-Chief Executive Officer and a Company Director. The loan is in the amount of $850,000 and bears interest at 6%, payable quarterly, and matures on May 25, 2018.
Director Independence
The Company's common stock is listed on the NASDAQ stock exchange. The Board considers the status of its members pursuant to the independence requirements set forth in the applicable NASDAQ rules and applicable federal securities laws. Under these requirements, the Board undertakes a review at least annually of director independence. During this review, the Board considers transactions and relationships between each director or any member of his immediate family and the Company and its affiliates, if any. The purpose of this review is to determine whether any such relationship or transactions exist that are inconsistent with a determination that the director is independent. The following current directors, Ms. Galiteva, Dr. Ghoniem, Mr. Maxwell, Mr. Davidson, and Ms. Petersen are "independent" in each case as defined in the applicable NASDAQ rules. As of December 31, 2017, the members of the Compensation Committee, Audit Committee and Nominating and Governance Committee are also "independent" for purposes of Section 10A-3 if the Exchange Act and NASDAQ listing requirements. The Board bases these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors.
In assessing the independence of Dr. Ahmed F. Ghoniem, the Board considered Dr. Ghoniem's position as a consultant for Ultra Emissions Technology Ltd., a joint venture that Company was part of ("Ultratek"). Pursuant to the Consulting Agreement dated December 8, 2015, as amended, between Dr. Ghoniem and the Company, Dr. Ghoniem was engaged to provide consulting services for Ultratek related to the development and manufacturing of automobile emissions control technology. As amended, the Consulting Agreement automatically renews for six month periods unless terminated according to its terms. It was agreed that aggregate fees of $240,000 annually would be paid in monthly installments of $20,000. Tecogen paid the monthly installments to Dr. Ghoniem, and then Tecogen was reimbursed from Ultratek. Dr. Ghoniem's Consulting Agreement terminated on October 28, 2017, when the Company and the Ultratek investors decided to dissolve Ultratek. The Board determined that, because Dr. Ghoniem did not work directly for the Company and the Company did not control Ultratek, his consulting relationship would not interfere with Dr. Ghoniem's independence.
In assessing the independence of Mr. Keith Davidson, the Board considered the position of Mr. Davidson's company, DE Solutions, Inc. ("DE Solutions"), as a consultant for Ultratek. Pursuant to the Consulting Agreement dated December 1, 2015, as amended, between DEI Solutions and the Company, DE Solutions was engaged to provide consulting services for Ultratek related to the development and policies of automobile emissions control technology. As amended the agreement provides for $7,500 a month in exchange for services. The DE Solutions' Consulting Agreement was also terminated when Ultratek decided to dissolve on October 28, 2017. The Board determined that, because DE Solutions did not work directly for the Company and the Company did not control Ultratek, this consulting relationship would not interfere with Mr. Davidson's independence.
In assessing the independence of Mr. Davidson and Mr. John Hatsopoulos, the Board considered certain transactions involving Ilios, Inc., a Delaware corporation ("Ilios"). In 2009, the Company created Ilios to develop and distribute a line of high-efficiency heating products, starting with a water heater. Beginning on April 11, 2016 through its conclusion on May 12, 2016, the Company entered into numerous private placement share exchange agreements ("Share Exchange Agreements") with shareholders of Ilios ("Exchanging Shareholders"), including Mr. John Hatsopoulos and Mr. Davidson. Pursuant to the Share Exchange Agreements, the Exchanging Shareholders agreed to exchange every 7.86 of their restricted Ilios shares of common stock for one share of the Company's restricted common stock. In addition, the Company granted each Exchanging Shareholder registration rights with respect to the Company's common stock received in exchange for their Ilios shares. Pursuant to the Registration Rights Agreement, the Company filed a registration statement covering the resale of the shares. Upon execution of the exchange agreements for 100% of the shares of Ilios, the Company no longer had a non-controlling interest in its subsidiary. The Board determined that, because Mr. Davidson only owned 10,000 shares of Ilios common stock, this immaterial investment would not interfere with Mr. Davidson's independence. The Board did not consider the Ilios transaction when determining Mr. John Hatsopoulos's independence because he is already considered not independent due to his role as Co-Chief Executive Officer.

CHANGES IN INDEPENDENT REGISTERED ACCOUNTING FIRM
None.
AUDIT FEES SUMMARY
Fees billed by Wolf & Company P.C. ("Wolf") for services rendered in connection with the fiscal years ended 2017 and 2016 are set forth below. All fees earned by Wolf were pre-approved by the Audit Committee.

	2017	2016
Audit fees	$258,900	$146,500
Audit-related fees(1)	18,200	17,000
Tax fees	—	—
All other fees	—	—
Total	$277,000	$163,500
(1) Represents fees associated with consents for registration statements and other miscellaneous filings.
Audit Fees
Audit fees billed by Wolf for 2017 and 2016 consist of fees for the audit of the Company's financial statements included in the Company's fiscal year end reports for the year ended December 31, 2017 and 2016.
Audit-Related Fees
Audit-related fees for Wolf in 2017 and 2016 consist of fees for consents for registration statements and other miscellaneous filings.
Tax Fees
There were no tax fees billed by Wolf in 2017 and 2016.
All Other Fees
There were no other fees for 2017 and 2016.
Audit pre-approval policy and procedures

The Audit Committee’s current policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS
PROPOSAL 1
ELECTION OF DIRECTORS
The Company’s By-laws provide that the number of directors shall be fixed from time to time by a vote of the majority of the Board of Directors. The Board of Directors currently consists of six members, Ms. Angelina M. Galiteva, Mr. John N. Hatsopoulos, Mr. Charles T. Maxwell, Dr. Ahmed F. Ghoniem, Mr. Keith Davidson, and Ms. Deanna Petersen.
On January 3, 2018, Mr. Hatsopoulos entered into an Advisor Agreement with the Company pursuant to which he agreed to resign as a director effective June 30, 2018 or the 2018 Annual Meeting, whichever is sooner. The Board determined it would be in the best interest of the stockholders to nominate Mr. Benjamin Locke to replace Mr. Hatsopoulos due to Mr. Locke's expertise with the Company as the Chief Executive Officer.
The Board has concluded that the nomination and election of Ms. Angelina M. Galiteva, Mr. Charles T. Maxwell, Mr. Ahmed F. Ghoniem, Mr. Keith Davidson, Ms. Deanna Petersen, and Mr. Benjamin Locke as members of the Board is in the best interests of the Company, and recommends stockholder approval of the election of each nominee to hold office for one year until the next annual meeting of stockholders or until their successors are duly elected and qualified. Biographical information concerning the nominees can be found under “Information About Directors and Executive Officers” above.
Each of the nominees has consented to being named in this Proxy Statement and to serve his or her respective term if elected. If a nominee should for any reason become unavailable for election, the Board may nominate a substitute nominee. If you have submitted a proxy and a substitute nominee is selected, proxies may be voted with discretionary authority by the persons appointed as proxies for any substitute nominee designated by the Board. Alternatively, if the Board does not select a substitute nominee, the proxy may vote only for the remaining nominees, leaving a vacancy on the Board that may be filled at a later date by the Board in accordance with the Bylaws of the Company. As of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director.
The persons named in the proxy will vote FOR each such nominee, except where authority has been withheld as to the nominee.
Recommendation and Vote
The election of directors will be determined by a plurality of the votes cast by the stockholders.
The Board recommends a vote FOR each of the nominees for election to the Board of Directors of the Company.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has engaged Wolf & Company, P.C., or “Wolf” to serve as the Company's independent registered public accounting firm in connection with the audit for the fiscal year ended December 31, 2018, and the review of the Company's financial statements for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018. Wolf has served as the Company's registered public accounting firm since September 15, 2014.
Although ratification is not required, the Board is submitting the selection of Wolf to its stockholders for ratification as a matter of good corporate practice. If the selection is not ratified by stockholders, the Audit Committee will consider the results in connection with its selection of auditors for the balance of 2018. Notwithstanding the ratification of the selection, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the Company's best interest and the best interests of its stockholders.
The Audit Committee, prior to engaging Wolf, considered the qualifications of that firm, its reputation for integrity, competence in the fields of accounting and auditing, and its independence.
The Company has been informed that neither Wolf nor any of its partners have any direct financial interest or any material indirect financial interest in the Company nor have any of them had any connection during the past three years with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of Wolf is expected to be present at the Annual Meeting, to make a statement if so desired, and to respond to any appropriate questions.
Recommendation and Vote
To be approved, the ratification of the appointment of Wolf requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon.
The Board recommends that stockholders vote FOR the ratification of the appointment of Wolf & Company P.C. as the Company's independent registered public accounting firm.

ADDITIONAL INFORMATION
No Incorporation by Reference
In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the filing. Based on SEC regulations, the “Audit Committee Report” and the “Compensation Committee Procedures,” specifically are not incorporated by reference into any other filings with the SEC. In addition, this Proxy Statement includes website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.
Stockholder Communication with the Board
A stockholder that desires to communicate directly with the Board or one or more of its members concerning the affairs of the Company shall direct the communication in writing to Tecogen Inc., attention Corporate Secretary, 45 First Avenue, Waltham, Massachusetts, 02451. If such communication is intended for some or all of the members of the Board, the mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication”. The Corporate Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of the Company, or are otherwise inappropriate. All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all or individual members of the Board. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors.
Householding of Proxy Statements
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report or Notice of Internet Availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders may “household” our proxy materials. In that event, a single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker and the Company's Secretary in writing at 45 First Ave, Waltham, MA 02451 or by telephone at (781) 466-6400. The Company will promptly deliver, without charge, an additional copy of any such Proxy Statement and annual report upon request. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker.
Other Proposed Action
The Board does not intend to bring any other matters before the Annual Meeting, nor does the Board know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this Proxy Statement properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board.

By Order of the Board of Directors
TECOGEN, INC.
/s/ Bonnie J. Brown
Bonnie J. Brown
Secretary of the Corporation

TECOGEN INC.
Annual Meeting of Stockholders
June 6, 2018 at 1:00 p.m.
This proxy card is valid only when signed and dated
The Board of Directors recommends a vote FOR ALL NOMINEES on Proposal 1 and FOR Proposal 2. To vote in accordance with the Board of Directors recommendations, just sign below no boxes need to be checked.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

1.	To elect six directors of the Board of Directors of the Company to hold office for one year until the 2019 annual meeting or until their successors are duly elected and qualified:

Nominees:
Angelina M. Galiteva        ☐
Benjamin Locke            ☐
Charles T. Maxwell        ☐
Ahmed F. Ghoniem        ☐
Keith Davidson            ☐
Deanna Petersen            ☐

Nominees:
FOR ALL NOMINEES                ☐
WITHHOLD AUTHORITY FOR ALL NOMINEES    ☐
FOR ALL EXCEPT (see instructions below)        ☐
Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and mark the box next to each nominee you wish to withhold.

2.
To ratify the selection by the Audit Committee of our Board of Directors of the firm of Wolf and Company P.C., as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

FOR                ☐
AGAINST             ☐
ABSTAIN             ☐

Please indicate if you plan to attend this meeting      YES ☐ NO ☐

Name __________________ Signature ________________________ Date: ___________________, 2018

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

TECOGEN INC.
Annual Meeting of Stockholders
June 6, 2018 at 1:00 p.m.
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Bonnie J. Brown and Robert Panora, or any one of them (with full power to act alone), as Proxies of the undersigned, with full power of substitution, to vote all of the common stock of Tecogen, Inc. which the undersigned has the full power to vote at the Annual Meeting of stockholders of Tecogen, Inc. to be held at the corporate headquarters of Tecogen, Inc. at 45 First Avenue, Waltham, Massachusetts 02451, on Wednesday, June 6, 2018 at 1:00 p.m., and at any adjournments thereof, in the transaction of any business which may come before said meeting, with all the powers the undersigned would possess if personally present and particularly to vote each matter set forth on the reverse side, all as in accordance with the Notice of Annual Meeting and Proxy Statement furnished with this proxy.

Unless otherwise specified by the undersigned, this proxy will be voted FOR ALL NOMINEES on Proposal 1 and FOR Proposal 2, and also will be voted by the proxy holders at their discretion as to any other matters properly transacted at the Annual Meeting or any postponement or adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)